EXHIBIT  5.1


                                  JOHN LAGRAPPE
                                  -------------
                                 Attorney At Law
                 6633 Hillcroft, Suite 255  Houston, Texas 77081
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                       Tel: 713.520.1890 Fax: 713.520.1706


Kleer-Vu  Industries,  Inc.
6805  Avenue  B
Santa  Fe,  Texas  77510
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     Re:  Kleer-Vu  Industries,  Inc.

          Registration  Statement  on  Form  S-8
          Commission  File  No.  1-8497
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Gentlemen:

I have represented Kleer-Vu Industries, Inc., a Delaware corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") in connection with the registration of 10,000,000 shares ("Shares") of the Company's common stock, par value $.10 per share under the Securities Act
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of  1933,  as  amended.  The Shares are to be issued as follows:  Three million, three hundred thirty three thousand, three hundred thirty-three shares (3,333,333) are being issued each to Aicola Arnelico and Luis D. Garcia for engineer consulting services to be rendered to the Company; and three million,
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three  hundred  thirty  three  thousand,  three  hundred thirty-four (3,333,334)
shares are being issued to Gabriel Marquine for advertising and marketing consulting services to be rendered to the Company.
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In  this  connection,  I  have  examined  originals  or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the consulting agreements, the Company's Articles
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of  Incorporation  and  Bylaws  of  the Company, and resolutions of the Board of
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Directors  of  the  Company.
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I  have  examined  such  records and documents and have made such examination of laws as I considered necessary to form a basis for the opinion set forth herein. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

I am of the opinion that the Shares will be, when issued pursuant to the compensation plans, legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement.

Very  truly  yours,

/S/  JOHN  LAGRAPPE
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John  LaGrappe
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